Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated August 18, 2010, with respect to the consolidated financial statements of Liquid Container Inc. and Subsidiaries and July 30, 2010, with respect to the financial statements of WCK-L Holdings, Inc. and CPG-L Holdings, Inc., included in Exhibit 99.1 on Form 8-K/A of Graham Packaging Company Inc. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Graham Packaging Company Inc. on Form S-8 (File No. 333-167673, effective June 22, 2010).

/s/ GRANT THORNTON LLP

Chicago, IL

November 3, 2010